UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 2, 2015

TIME AND DATE:	9:00 a.m. local time on Friday, October 2, 2015.

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Directions to the Annual Meeting can be obtained by calling the Shareholder Services Department at (866) 655-3650.

ITEMS OF BUSINESS:

(1)              To elect four individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

(2)              To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

(3)              To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on July 8, 2015.

ANNUAL REPORT:	This proxy statement, proxy card, and our 2014 Annual Report to stockholders are being mailed to you on or about July 14, 2015.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2014 Annual Report to Stockholders, are available online at www.proxyvote.com.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed, postage-paid envelope provided, or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, and Secretary

July 14, 2015

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 2, 2015

We are providing these proxy materials in connection with the solicitation by the board of directors of Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I,” the “Company,” “we,” “our,” or “us”), a Maryland corporation, of proxies for use at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 2, 2015, at 9:00 a.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders (the “Notice of 2015 Annual Meeting”).

This proxy statement (the “Proxy Statement”), which includes the Notice of 2015 Annual Meeting, the accompanying form of proxy, and voting instructions, as well as our 2014 Annual Report to Stockholders, are first being mailed or given to stockholders on or about July 14, 2015.

Annual Report

Our Annual Report for the year ended December 31, 2014 (the “Annual Report”), including a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (the “SEC”), is enclosed with this Proxy Statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through www.proxyvote.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report by writing or telephoning us at the following address:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3650.  If requested by stockholders, we will also provide copies of exhibits to our Annual Report on Form 10-K for a reasonable fee.

Stockholders Entitled to Vote

Anyone who is a stockholder of record at the close of business on July 8, 2015 (the “Record Date”), or who holds a valid proxy for the Annual Meeting, is entitled to receive the accompanying notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were 56,500,473 shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

To vote by proxy, simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted (1) FOR the election of each of the four nominees for director named below and (2) FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval.  Withheld votes, abstentions, and broker non-votes (discussed below) will be counted as present for purposes of determining the existence of a quorum.

A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.  Brokers may not exercise discretionary voting in uncontested director elections at stockholder meetings and are prohibited from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner.  Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the Annual Meeting.  Please see below for the effect of a broker non-vote on the proposals presented in your proxy.

A majority of the votes present in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present.  This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors.  Because of this majority vote requirement, withheld votes and broker non-votes will have the effect of a vote against each nominee for director.  If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.  If you submit a proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the board of directors.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of all votes cast at the Annual Meeting, assuming a quorum is present.  Abstentions and broker non-votes will have no effect on the determination of this proposal.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards.  The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the enclosed proxy card for instructions.  If you choose not to authorize a proxy by telephone or by Internet, please complete, sign, and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal to elect directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.  If other matters are properly presented at the Annual Meeting for consideration, and if you properly submit your vote by proxy, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of the Company;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy will be counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to assist with the solicitation of proxies in conjunction with the Annual Meeting and expect to pay Broadridge an aggregate fee of up to approximately $16,000 for their services.  Furthermore, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Apart from the arrangements with Broadridge described above, our officers and employees of Behringer Harvard Opportunity Advisors I, LLC (“Advisor”) or its affiliates may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of four members, three of whom (Barbara C. Bufkin, Terry L. Gage, and Steven J. Kaplan) have been determined by the board of directors to be “independent” as the term is defined in our charter and the New York Stock Exchange (“NYSE”).  The board of directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”):  Barbara C. Bufkin, Michael D. Cohen, Terry L. Gage, and Steven J. Kaplan.  Each nominee currently serves as a director, and each nominee has agreed to be named in this Proxy Statement and to serve if elected.

The appointed proxies will vote your shares of common stock as you instruct.  If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR all of the director nominees listed above.  We expect each nominee for election as a director to be able to serve if elected.  If any nominee becomes unable or unwilling to stand for re-election, the board may reduce its size or designate a substitute.  If a substitute is designated, proxies voting on the original nominee will be cast for the substitute nominee.

Vote Required

A majority of the shares present in person or by proxy at the Annual Meeting is required for the election of each director, provided a quorum is present.  This means that, of the shares present in person or by proxy at the Annual Meeting, a director nominee needs to receive affirmative votes from a majority of such shares in order to be elected to the board of directors.  Because of this majority vote requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director.  If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

The principal occupations and certain other information about the nominees are set forth below.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Barbara C. Bufkin, 59, has served as one of our directors since March 2005. Ms. Bufkin has more than 30 years’ experience in the insurance industry.  Ms. Bufkin has served as Executive Vice President of Hamilton USA, a member of the Hamilton Insurance Group, since September 2014.  Ms. Bufkin served as Chief Operating Officer of Global Strategic Advisory at Guy Carpenter & Company, LLC from August 2013 to September 2014.  She served as Executive Vice President, Business Development of Argo Group International Holdings, Ltd. (“Argo Group”) from March 2011 through June 2013.  Prior to that, Ms. Bufkin served as Senior Vice President, Business Development of Argo Group from August 2007 to March 2011. Prior to that, from August 2004 until August 2007, Ms. Bufkin was Senior Vice President, Corporate Business Development of Argonaut Group, Inc. (“Argonaut”).  From September 2002 until August 2004, Ms. Bufkin was Vice President of Corporate Business Development of Argonaut. From 2001 until Ms. Bufkin became an employee of Argonaut in September 2002, she provided insurance and business development consulting services to Argonaut. From 2000 to September 2002, Ms. Bufkin also provided insurance and business development consulting services to other insurance companies and financial institutions, including consulting services to Swiss Re New Markets, General Re and AIG in connection with the privatization of the Florida Special Disability Trust Fund. Prior to that, Ms. Bufkin served as Director of Swiss Re New Markets and Chairman, President and Chief Executive Officer of Swiss Re subsidiaries Facility Insurance Corporation (FIC) and Facility Insurance Holding Corporation (FIHC). Her background also includes nearly 15 years of industry experience in executive positions with Sedgwick Payne Company, E.W. Blanch Company and other insurance industry firms.  Ms. Bufkin graduated cum laude from the State University of New York at Buffalo, with a Bachelors of Arts degree in Philosophy. She is an alumna of the Leadership Texas, Stanford Executive Education, and Wharton Executive Education programs. She was a Director of the Southwestern Insurance Information Service for eight years. In 2000, she was nominated to the Texas Women’s Hall of Fame and was selected to the 2004 Class of Leadership America. Ms. Bufkin was chosen as APIW (Association of Professional Insurance Woman) 2012 Insurance Woman of the Year.

Our board of directors has concluded that Ms. Bufkin is qualified to serve as one of our directors for reasons including her significant corporate business development experience as an insurance industry executive. Ms. Bufkin’s background compliments that of our other board members and brings a unique perspective to our board. She provides valuable knowledge and insight into business development and management issues.

Michael D. Cohen, 41, has served as one of our directors since October 2014 and served as our interim President from February 2015 to April 2015.  Mr. Cohen serves as a Manager and President of our sponsor, Behringer Harvard Holdings, LLC (“Behringer”). Since February 2013, Mr. Cohen has served as a director of Behringer Harvard Opportunity REIT II, Inc., another public non-traded REIT sponsored by Behringer.  Mr. Cohen also works closely with Behringer Securities to develop institutional investments and manage relationships with the company’s institutional investors. Mr. Cohen joined Behringer in 2005 from Crow Holdings, the investment office of the Trammell Crow family, where he concentrated on the acquisition and management of the firm’s office, retail, and hospitality assets. Mr. Cohen began his career in 1997 at Harvard Property Trust and Behringer Partners, predecessor companies to Behringer. He received a Bachelor of Business Administration degree from the University of the Pacific in Stockton, California, and a Master of Business Administration degree from Texas Christian University in Fort Worth, Texas. He is a member of the Association of Foreign Investors in Real Estate.

Our board of directors has concluded that Mr. Cohen is qualified to serve as one of our directors for reasons including his significant experience in commercial real estate, which allows him to provide valuable investment advice.

Terry L. Gage, 57, has served as one of our directors since September 2007. Mr. Gage has more than 20 years of senior management experience in corporate financial management, accounting and administration within the software, engineering, government contracting and professional services industries.  Since August 2014, Mr. Gage has served as Senior Vice President, Finance of Glazer’s, Inc., a diversified beverage alcohol distributor.  Prior to that, from January 2013, Mr. Gage served as Vice President - Finance of Glazer’s, Inc.  From May 2010 to December 2012, Mr. Gage was a business and financial consultant.  From June 2008 to May 2010, Mr. Gage served as Chief Financial Officer and Vice President, Finance of Wilson & Associates, LLC, an interior architectural design firm.  From September 2007 to June 2008, Mr. Gage served as Chief Administrative Officer of Wilson & Associates, LLC. From 2003 to September 2007, Mr. Gage was a business and financial consultant. From 1995 to 2003, Mr. Gage served as Executive Vice President and Chief Financial Officer, as well as Treasurer and Assistant Secretary, of Carreker Corporation (“Carreker”), formerly a publicly traded consulting and software solutions company for the banking industry. Prior to joining Carreker, Mr. Gage was Vice President, Chief Financial Officer, Secretary and Treasurer for FAAC Inc., a software engineering and consulting services company, from 1986 to 1995. He holds a Bachelor of Business Administration degree from Eastern Michigan University and was a Certified Public Accountant from 1982 to 1989.

Our board of directors has concluded that Mr. Gage is qualified to serve as one of our directors and chairman of our audit committee for reasons including his having served as Chief Financial Officer for both public and private companies, including a publicly traded consulting and software solutions company. Mr. Gage has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors.

Steven J. Kaplan, 64, has served as one of our directors since February 2006 and as non-executive Chairman of the Board since October 2014.  He has over 40 years of experience in the commercial real estate industry. From 1979 through 1993, Mr. Kaplan was a principal of and general counsel for Edgewood Investment Corporation, a regional real estate firm that acquired, operated and disposed of over 15 apartment communities, 12 shopping centers, 14 office buildings and six hotels. From 1994 through August 1999, Mr. Kaplan served as the President and Chief Executive Officer of Landauer Associates, Inc. (“Landauer”), a national valuation and consulting firm. In this capacity, Mr. Kaplan expanded the services of Landauer to include a national capital markets group as well as an international hospitality division. Landauer was sold to Grubb & Ellis in August 1999, and Mr. Kaplan served as Chief Operating Officer of this international brokerage and property management firm.  Since leaving Grubb & Ellis in March 2000, Mr. Kaplan has provided advisory services for various real estate service providers, owners and investors and has engaged in the practice of law with a focus on commercial real estate transactions. Mr. Kaplan served as a director of TIER REIT, Inc. (“TIER REIT”) from May 2003 until April 2004. Mr. Kaplan is an attorney and is admitted to practice law in Texas.

Our board of directors has concluded that Mr. Kaplan is qualified to serve as one of our directors for reasons including his significant experience relating to real estate investments and his prior experience serving as a director of TIER REIT. Mr. Kaplan is a 40-year commercial real estate industry veteran, and has substantial experience as an attorney and general counsel which brings a unique perspective to our board. In addition, as a former director of TIER REIT, Mr. Kaplan has an understanding of the requirements of serving on a public company board. Mr. Kaplan continues to represent commercial real estate investors and developers and, as such, remains in tune with industry trends and issues.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board.  Our charter currently defines an “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor, the Company, our Advisor or any of their affiliates by virtue of (i) ownership of an interest in our sponsor, our Advisor or any of their affiliates, other than the Company, (ii) employment by the Company, our sponsor, our Advisor or any of their affiliates, (iii) service as an officer or director of our sponsor, our Advisor or any of their affiliates, other than as a director of the Company, (iv) performance of services for the Company, other than as a director of the Company, (v) service as a director or trustee of more than three real estate investment trusts, or “REITs,” organized by our sponsor or advised by our Advisor, or (vi) maintenance of a material business or professional relationship with our sponsor, our Advisor or any of their affiliates.  Serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by our sponsor or advised or managed by our Advisor or its affiliates shall not, by itself, cause a director to be deemed associated with our sponsor or our Advisor.  A business or professional relationship is considered “material” under our charter if the aggregate annual gross revenue derived by the director from our sponsor, our Advisor and their affiliates exceeds 5% of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.  An indirect association with our sponsor or our Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, our Advisor, any of their affiliates or the Company.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the NYSE or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE.  The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and each member of our audit committee, compensation committee, and nominating committee, is “independent” as defined by our charter and the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Principal Executive Officer.  Our Chairman of the Board has been responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and our Principal Executive Officer has been responsible for the general management of the business, financial affairs, and day-to-day operations of the Company.  We believe that because our directors have significant oversight responsibility and the focus of our Chairman has been to lead the board and facilitate communication among directors and management, this structure has been the best governance model for the Company and our stockholders to date.

Robert S. Aisner, the Chief Executive Officer of our Advisor and Chief Executive Officer of Behringer, served as our Chairman of the Board from February 2013 through October 2014. Mr. Aisner did not seek reelection to the board of directors in 2014. Since October 2014, Steven J. Kaplan, one of our independent directors, has served as our non-executive Chairman of the Board.

The Company does not have a designated lead independent director. Because our board of directors is small in size with only four members and each board member is kept apprised of our business and developments impacting our business, we have not found it necessary to designate a single lead independent director.  A majority of our board is composed of independent directors.  The agenda for each meeting is set by the non-executive Chairman in consultation with the other directors and management.  Each director has complete and open access to our Advisor, property manager, and their respective affiliates.  Moreover, our committees are all comprised entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our Advisor and property manager, (3) the oversight of our business by the audit, compensation, and nominating committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2014, the board met nine times and acted by consent two times.  Each of our independent directors attended all of the meetings of the board and all meetings of the committees on which he or she served during 2014.  We encourage our directors to attend our annual meeting of stockholders.  In 2014, all of our directors attended the annual meeting of stockholders.  Our entire board considers all major decisions concerning our business, including any investments we make.  However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.

The board of directors has established three permanent committees: the audit committee; the compensation committee; and the nominating committee.  In addition, from time to time, our board of directors may form a special committee or committees comprised entirely of disinterested directors to evaluate a particular transaction or related party arrangement.  For example, a special committee was formed in 2014 to oversee the development of a liquidation strategy for the Company and to evaluate and negotiate the fee arrangements between us and the Advisor.  Each committee is comprised solely of independent directors Barbara C. Bufkin, Terry L. Gage, and Steven J. Kaplan, each of whom qualifies as “independent” under our charter as well as the NYSE rules and applicable SEC rules.  Each permanent committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerinvestments.com.  During the fiscal year ended December 31, 2014, the audit committee met five times, the nominating committee met one time and acted by consent one time, and the special committee met 19 times and acted by consent one time.  The compensation committee did not meet in 2014.

Audit Committee.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  Mr. Gage is the chairman of the audit committee, and our board of directors has determined that Mr. Gage is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.  Our board of directors also has established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  Mr. Kaplan is the chairman of the compensation committee.  The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if we determine to compensate them, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the board on changes in compensation.  The Company does not have employment agreements with the executive officers and other key personnel of us, our Advisor and its affiliates.  If we determine to hire employees, our compensation committee also would be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by our Advisor or its affiliates, receive compensation for their services to us.  Our executive officers do not have a role in determining the amount of director compensation, and our compensation committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The compensation committee also administers our Amended and Restated 2004 Incentive Award Plan (the “Incentive Award Plan”).

Nominating Committee.  The nominating committee recommends nominees to serve on our board of directors.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Amended and Restated Bylaws, as amended (our “Bylaws”).  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and overseeing our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age, and nationality for the board as a whole is taken into account in considering individual candidates.  The nominating committee seeks to nominate directors with diverse backgrounds, experiences, and skill sets that complement each other to maximize the collective knowledge, experience, judgment, and skills of the entire board.  The nominating committee assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board’s collective skill set that should be addressed in the nominating process.  The nominating committee has determined that the composition of the current board of directors satisfies its diversity objectives.

The nominating committee will evaluate the qualifications of each director candidate against the criteria described above in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Bylaws is no different than the process for evaluating other candidates considered by the nominating committee.  The nominees to be considered for membership to the board of directors at this Annual Meeting were recommended and nominated by the nominating committee and approved by the full board.  Ms. Bufkin is the chairman of the nominating committee.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Stockholders may contact the board of directors at the following address:  Board of Directors of Behringer Harvard Opportunity REIT I, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  All communications made by this means will be directed to the Chairman of the Board.

In addition stockholders may report any concerns regarding questionable accounting, auditing or other matters of business on a confidential basis directly to the chairman of the audit committee.  Such reports may be submitted 24 hours a day, 7 days a week, by telephone or e-mail to an ethics hotline operated by a third-party vendor, Lighthouse Services, Inc. (“Lighthouse”). The helpline may be reached by telephone at (844) 890-0008, by e-mail to reports@lighthouse-services.com, and online at www.lighthouse-services.com/BehringerOpportunityREIT1. The chairman of the audit committee will receive all communications made by this means from Lighthouse and will relay all such communications to the board of directors.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct Policy that is applicable to all members of our board of directors, our executive officers, and employees of our Advisor and its affiliates.  We have posted the policy on the website maintained for us at www.behringerinvestments.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by promptly posting such information on the website maintained for us as necessary.

Director Compensation

We pay each of our directors who is not an employee of the Company, our Advisor, or their affiliates an annual retainer of $40,000.  We pay our non-executive Chairman of the Board an annual retainer of $40,000. We pay the chairman of our special committee an annual retainer of $30,000 and the other members of the special committee an annual retainer of $10,000. In addition, we pay the chairman of the audit committee an annual retainer of $15,000 and the chairwoman of our nominating committee an annual retainer of $10,000. These retainers are payable quarterly in arrears. In addition, we pay each non-employee director (a) $1,500 for each board of directors or committee meeting attended in person or by telephone and (b) $750 for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2014:

Name	Fees Earned		Option Awards ($)(1)	Total ($)
Robert S. Aisner(2)	—		—	—
Barbara C. Bufkin	$115,250		$—	$115,250
Michael D. Cohen	—		—	—
Terry L. Gage	120,250	(3)	—	120,250
Steven J. Kaplan	137,750		—	137,750
Michael J. O’Hanlon(4)	—		—	—

(1)         The value of stock option awards represents the amount of compensation cost under Accounting Standards Codification Topic 718. We did not grant any options in 2014.

(2)         Robert S. Aisner retired from the board of directors on October 10, 2014 upon election of directors at the Company’s 2014 Annual Meeting of Stockholders.

(3)         Includes payment of $28,250 in 2015 for services rendered in 2014.

(4)         Mr. O’Hanlon resigned from the board of directors on January 5, 2015.

Incentive Award Plan

The Incentive Award Plan was approved by our board of directors on July 19, 2005 and by our stockholders on July 25, 2005. The Incentive Award Plan is administered by our board of directors and provides for equity awards to our employees, directors and consultants and those of our affiliates. A total of 11,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan. We did not grant any options during the year ended December 31, 2014.

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2014:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	75,000	$7.50	10,925,000	*
Equity compensation plans not approved by security holders	—	—	—
Total	75,000	$7.50	10,925,000	*

* All shares authorized for issuance pursuant to awards not yet granted under the Incentive Award Plan.

Executive Officers

The following individuals serve as our executive officers:

Thomas P. Kennedy, 58, has served as the Company’s President since April 2015. Mr. Kennedy also serves as President of Behringer Harvard Opportunity REIT II, Inc.  Prior to joining the Company, Mr. Kennedy served as Chief Financial Officer and Chief Operating Officer of UrbanAmerica Advisors, LLC, a registered investment advisor that focuses on renewing and redeveloping neglected metropolitan districts across the United States (“UAA”), since March 2008. From March 2006 through March 2008, Mr. Kennedy served as a Manager of an investment fund managed by TriLyn Investment Management, LLC, a privately held investment management firm.  From January 2004 through February 2006, Mr. Kennedy served as a Managing Director of The Greenwich Group International, LLC, a real estate investment banking company. Mr. Kennedy began his career in 1982 at Equitable Real Estate Management, Inc. (a predecessor of Lend Lease Real Estate Advisors—US) as an accountant and rose to become Principal Managing Director and a member the management committee of Lend Lease Real Estate Advisors—US, a position he held through February 2003.  Mr. Kennedy holds a Bachelor of Science degree in Accounting from Manhattan College.

Lisa Ross, 52, was elected our Chief Financial Officer in October 2014. Ms. Ross also serves as Senior Vice President and Treasurer of the Company, positions that she has held since October 2013 and January 2012, respectively.  Ms. Ross has been the Company’s principal accounting officer since January 2012.  As Chief Financial Officer, Ms. Ross is the Company’s principal financial officer.  From January 2011 through January 2012, Ms. Ross served as the Senior Controller and Director of Financial Reporting for the Company.  She also serves in similar positions for other Behringer-sponsored programs.  Prior to joining Behringer, from 2006 to 2010, Ms. Ross served as the Controller for a private real estate development project and managed the accounting and reporting for a private family wealth office with investments in real estate, oil and gas and other financial investments.  From 1996 to 2005, Ms. Ross was Partnership Controller for The Hampstead Group, a privately held real estate investment company, where she oversaw the financial reporting and investor valuation for four funds with investments of approximately $1 billion.  From 1989 to 1995, Ms. Ross served in multiple capacities for McNeil Real Estate Management, including Partnership Controller where she oversaw the financial and tax reporting for three non-traded public real estate investment funds and one privately held real estate investment fund with investments of approximately $250 million.  Ms. Ross holds a Master of Management and Administrative Sciences degree from the University of Texas at Dallas and a Bachelor of Business Administration degree from Baylor University.

Executive Compensation

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers of our Advisor and its affiliates and are compensated by these entities, in part, for their services to us.  We neither separately compensate our executive officers nor reimburse our Advisor for any compensation paid to its employees who also serve as our executive officers, other than through the general fees and expense reimbursements we pay to them under the advisory management agreement.  As a result, we do not have, and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or compensation committee report, in this Proxy Statement.  See “Certain Transactions” below for a discussion of the fees paid to and services provided by our Advisor and its affiliates.

If we determine to compensate our named executive officers in the future, the compensation committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2014 or formerly served as an officer of the Company or any of our subsidiaries. In addition, during the fiscal year ended December 31, 2014, none of our executive officers served as a director or member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer, and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2014 or written representations that no additional forms were required, to the best of our knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2014.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of June 30, 2015 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Barbara C. Bufkin(2)(3)	25,000	*
Michael D. Cohen(2)	—	—
Terry L. Gage(2)(3)	25,000	*
Steven J. Kaplan(2)(3)	25,000	*
Thomas P. Kennedy(2)	—	—
Lisa Ross(2)	—	—
All directors and executive officers as a group (six persons)	75,000	*

*                 Represents less than 1%

(1)         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following June 30, 2015. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)         The address of Messrs. Cohen, Gage, Kaplan and Kennedy and Mmes. Bufkin and Ross is c/o Behringer Harvard Opportunity REIT I, Inc., 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(3)         Includes up to 25,000 shares issuable pursuant to vested stock options.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The Audit Committee oversees our financial reporting process on behalf of the Board.  The members of the Audit Committee are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s consolidated financial statements.  The Audit Committee has discussed significant accounting policies applied by the Company in its audited financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16 — Communications with Audit Committees.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including Behringer Harvard Opportunity Advisors I, LLC and its affiliates, including the matters in the written disclosures and the letter provided to the Audit Committee by the independent registered public accounting firm as required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee also meets privately with the independent registered public accounting firm, Chief Financial Officer, who is also the Company’s principal accounting officer, and Vice President of Internal Audit at each quarterly meeting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities Exchange Commission.  In addition, the audit committee selected, and the board of directors ratified the selection of, the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Terry L. Gage, Chairman
Barbara C. Bufkin
Steven J. Kaplan

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP has served as our independent registered public accounting firm since September 2, 2005.  Our management believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.  The audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests.  Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

One or more representatives of Deloitte & Touche LLP have been invited and are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP, our independent registered public accounting firm, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the years ended December 31, 2014 and 2013 (in thousands):

	2014	2013
Audit Fees(1)	$586	$524
Audit-Related Fees(2)	—	—
Tax Fees(3)	10	29
All Other Fees	—	—
Total Fees	$596	$553

(1)         Audit fees consist principally of fees for the audit of our annual consolidated financial statements and review of our consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)         Audit-related fees consist of professional services performed in connection with the audit of historical financial statements for property acquisitions and Sarbanes-Oxley Act Section 404 advisory services.

(3)         Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

Our audit committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Committee’s Pre-Approval Policies and Procedures

Our audit committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $100,000, our audit committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $100,000 and over, our audit committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (1) audit fees; (2) audit-related fees; (3) tax fees; and (4) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, our audit committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue.  Approval by our audit committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to our audit committee on a regular basis.  Our audit committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

Our audit committee approved all of the services provided by, and fees paid to, Deloitte & Touche during the years ended December 31, 2014 and 2013.

CERTAIN TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our Advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Related Party Transactions

Since the Company’s inception, our Advisor or its predecessors have been responsible for managing our day-to-day affairs and for, among other things, identifying and making acquisitions and other investments on our behalf. The Company’s relationship with our Advisor, including the fees paid by us to our Advisor or the reimbursement of expenses by us for amounts paid, or incurred by our Advisor, on our behalf is governed by an advisory management agreement that has been in place since September 20, 2005 and amended at various times thereafter. We are currently party to the Third Amended and Restated Advisory Management Agreement which became effective May 15, 2013.  On May 6, 2014, the agreement was renewed for an additional one-year term and on May 8, 2015 and June 15, 2015, it was renewed for additional one-month terms.  The renewals of the agreement did not affect the terms of the advisory management agreement.  On July 8, 2015, we entered into an amendment to the agreement that, among other things, renewed the agreement for a ten-month term.  The current expiration date of the agreement is May 15, 2016.

During the three months ended March 31, 2015 and the year ended December 31, 2014, our Advisor received an asset management fee of 0.575% of the aggregate asset value of acquired real estate and real estate related assets other than Alexan Black Mountain and Royal Island. The fee is payable monthly in arrears in an amount equal to one-twelfth of 0.575% of the aggregate asset value as of the last day of the month.  We incurred $2.3 million in asset management fees for each of the years ended December 31, 2014 and 2013.  For the three months ended March 31, 2015, we incurred $0.6 million of asset management fees. Amounts for the year ended December 31, 2013 include asset management fees that were classified in discontinued operations for our held for sale property and our disposed properties.

Our Advisor or its affiliates receive acquisition and advisory fees of 2.5% of the contract purchase price of each asset for the acquisition, development or construction of real property or 2.5% of the funds advanced in respect of a loan investment.  For the year ended December 31, 2014, we incurred $0.2 million in acquisition and advisory fees related to The Ablon at Frisco Square development. For the three months ended March 31, 2015, and the year ended December 31, 2013, there were no acquisition and advisory fees.

Under the advisory management agreement, the debt financing fee paid to our Advisor for a Loan (as defined in the agreement) will be 1% of the loan commitment amount.  Amounts due to our Advisor for a Revised Loan (as defined in the agreement) will be 40 basis points of the loan commitment amount for the first year of any extension (provided the extension is for at least 120 days), an additional 30 basis points for the second year of an extension, and another 30 basis points for the third year of an extension in each case, prorated for any extension period less than a full year.  The maximum debt financing fee for any extension of three or more years is 1% of the loan commitment amount.  We incurred $0.6 million in debt financing fees for the year ended December 31, 2014 related to the Chase Park Plaza Hotel debt that we refinanced on August 11, 2014.  We did not incur any debt financing fees for the three months ended March 31, 2015, or the year ended December 31, 2013.

We reimburse our Advisor or its affiliates for all expenses paid or incurred by them in connection with the services they provide to us, including direct expenses and the costs of salaries and benefits of persons employed by those entities and performing services for us, subject to the limitation that we will not reimburse for any amount by which our Advisor’s operating expenses (including the asset management fee) at the end of the four fiscal quarters immediately preceding the date reimbursement is sought exceeds the greater of:  (1) 2% of our average invested assets or (2) 25% of our net income for that four quarter period other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and any gain from the sale of our assets for that period.  Notwithstanding the preceding sentence, we may reimburse our Advisor for expenses in excess of this limitation if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  The salaries and benefits that we reimburse to our Advisor exclude the salaries and benefits that our Advisor or its affiliates may pay to our named executive officers.  For the years ended December 31, 2014 and 2013, we incurred costs for administrative services totaling $1.7 million and $1.4 million, respectively.  For the three months ended March 31, 2015, we incurred costs for administrative services of $0.2 million.

We pay our property manager and affiliate of our Advisor, Behringer Harvard Opportunity Management Services, LLC or its affiliates (collectively, “BH Property Management”), fees for management, leasing, and maintenance supervision of our properties.  Such fees are equal to 4.5% of gross revenues plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay BH Property Management an oversight fee equal to 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to BH Property Management with respect to any particular property.  In the event we own a property through a joint venture that does not pay BH Property Management directly for its services, we will pay BH Property Management a management fee or oversight fee, as applicable, based only on our economic interest in the property.  We incurred property management fees or oversight fees of $0.9 million and $1 million during the years ended December 31, 2014 and 2013, respectively.  We incurred property management fees or oversight fees of $0.2 million during the three months ended March 31, 2015.

On March 29, 2011, we obtained a $2.5 million loan from our Advisor to further bridge our short-term liquidity needs.  The $2.5 million loan bears interest at a rate of 5% and has a maturity date of the earliest of (i) March 29, 2013, (ii) the termination without cause of the advisory management agreement, or (iii) the termination without cause of the property management agreement.  On March 25, 2013, we fully repaid the loan and the accrued interest.

At March 31, 2015, we had a payable to our Advisor and its affiliates of $0.8 million. At December 31, 2014 and 2013, we had a payable to our Advisor and its affiliates of $1.1 million and $0.8 million, respectively. These balances consist of accrued fees, including asset management fees, administrative service expenses, debt financing fees, acquisition fees, property management fees and other miscellaneous costs payable to our Advisor and BH Property Management.

We are dependent on our Advisor and BH Property Management for certain services that are essential to us, including asset acquisition and disposition decisions, property management and leasing services, and other general administrative responsibilities.  In the event that these companies are unable to provide us with the respective services, we would be required to obtain such services from other sources.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, you and the other stockholders will vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the opinions of management and our internal auditors in assessing the independent registered public accounting firm’s qualifications, performance and independence. Notwithstanding its appointment of Deloitte & Touche LLP, the audit committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests. If the appointment of Deloitte & Touche LLP is not ratified by our stockholders, the audit committee may consider whether it should appoint another independent registered public accounting firm.

During the year ended December 31, 2014, Deloitte & Touche LLP served as our independent registered public accounting firm and provided certain tax and other services. Deloitte & Touche LLP has served as our independent registered public accounting firm since our formation. We expect that Deloitte & Touche LLP representatives will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so. In addition, we expect that the Deloitte & Touche LLP representatives will be available to respond to appropriate questions posed by stockholders.

Vote Required

Under our Bylaws, a majority of the votes cast at the Annual Meeting at which a quorum is present is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. Abstentions and broker non-votes will not count as votes actually cast with respect to determining if a majority vote is obtained under our Bylaws and will have no effect on the determination of this proposal.

The appointed proxies will vote your shares of common stock as you instruct. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy: (1) via the Internet, (2) by telephone or (3) by mail, using the enclosed proxy card. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADDITIONAL INFORMATION

Householding

With the consent of affected stockholders, the SEC permits us to send a single copy of our Annual Report and this Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family.  Each stockholder continues to receive a separate proxy card.  The procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs.  Only one copy of this Proxy Statement and the 2014 Annual Report will be sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and our 2014 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.  If any stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2014 Annual Report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact the Shareholder Services Department by phone at (866) 655-3650, or by mail at Behringer Harvard Opportunity REIT I, Inc., Attn: Shareholder Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Likewise, if any stockholders residing at one household currently receive multiple copies of these documents and would like to receive one set in the future, please contact us.

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for inclusion in the proxy materials for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) must be received by us no later than March 16, 2016.  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.  However, if we hold our 2016 Annual Meeting before September 2, 2016 or after November 1, 2016, stockholders must submit proposals for inclusion in our 2016 proxy statement within a reasonable time before we begin to print our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our Bylaws.  Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before an annual meeting of stockholders, certain conditions set forth in Section 2.13 of our Bylaws must be complied with, including, but not limited to, delivery of notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our Bylaws, a stockholder nomination or proposal intended to be considered at the 2016 Annual Meeting must be received by us no earlier than March 16, 2016 and not later than April 15, 2016.  If we mail the notice of our 2016 Annual Meeting before June 14, 2016 or after August 13, 2016, a stockholder nomination or proposal to be considered at the 2016 Annual Meeting must be received by us not earlier than the 120th day prior to the date of the mailing of the notice for the 2016 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for the 2016 Annual Meeting or the 10th day following the day on which disclosure of the date of the mailing of the notice for the 2016 Annual Meeting is first made.  Our Secretary will provide a copy of our Bylaws upon written request and without charge.

Stockholder Communications

We have adopted a process for stockholders to send communications to our board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, and Secretary

VIEW MATERIALS & VOTE w SCAN TO BEHRINGER HARVARD OPPORTUNITY REIT I, INC. C/O DST SYSTEMS, INC. P.O. BOX 219015 KANSAS CITY, MO 64121 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet you do not have to return your proxy card. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote by phone you do not have to return your proxy card. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M94914-P68250 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. *To Withhold authority to vote for any individual BEHRINGER HARVARD OPPORTUNITY REIT I, INC. The Board of Directors recommends a vote FOR all nominees listed in Proposal 1. For Withhold AllAll For All Except nominee(s), mark the “For All Except” box and write the number of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) Bufkin 02) Cohen 03) Gage 04) Kaplan For Against Abstain The Board of Directors recommends a vote FOR Proposal 2 as described in the proxy statement. ! ! ! 2. The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending December 31, 2015 ! For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. ! Yes ! No Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS BEHRINGER HARVARD OPPORTUNITY REIT I, INC. Friday, October 2, 2015 9:00 a.m. (CT) At Executive Offices of Behringer Harvard Opportunity REIT I, Inc. 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Your Vote is Important! IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS: The Proxy Statement and 2014 Annual Report to Stockholders are available at: www.proxyvote.com FOLD HERE BEFORE INSERTING INTO RETURN ENVELOPE M94915-P68250 Behringer Harvard Opportunity REIT I, Inc. 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Thomas P. Kennedy, Lisa Ross, and Terri Warren Reynolds, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of stockholders of BEHRINGER HARVARD OPPORTUNITY REIT I, INC. to be held on October 2, 2015, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of annual meeting of stockholders, the proxy statement and the annual report. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the annual meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the October 2, 2015 meeting date. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: